UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 21, 2012

GAMETECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-23401 (Commission File Number)	33-0612983 (IRS Employer Identification No.)

8850 Double Diamond Pkwy. Reno, Nevada (Address of principal executive offices)		89521 (Zip Code)

(775) 850-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.03	Bankruptcy or Receivership.

Item 9.01	Financial Statements and Exhibits.

SIGNATURES

Item 1.03	Bankruptcy or Receivership.

As previously disclosed, on July 2, 2012, GameTech International, Inc. (the “Company”) and its wholly owned subsidiaries, GameTech Arizona Corp., GameTech Canada Corp. and GameTech Mexico S. de R.L. de C.V. (collectively, the “Subsidiaries”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of the United States Bankruptcy Code (the “Code”).  On June 27, 2012, the Company received a notice of the sale and assignment of all of the Company’s outstanding indebtedness (the “Indebtedness”) under its loan agreement to Yuri Itkis Gaming Trust (“Yuri Itkis”), which, as of such date, totaled approximately $16.4 million.

On August 10, 2012, the Company’s Board of Directors approved the Company’s entry into an Asset Purchase Agreement dated August 8, 2012 (the “Purchase Agreement”) between the Company, the Subsidiaries, YI GT Acquisition, Inc. (the “Buyer”) and Yuri Itkis, a copy of which is filed as Exhibit 2.1 to our Current Report on Form 8-K dated August 16, 2012.  Pursuant to the Agreement, the Buyer proposes to acquire substantially all the assets of the Company and the Subsidiaries (the “Assets”), subject to the Company’s receipt of higher bids for the Assets in connection with the auction procedures described below.  Under the terms of the Purchase Agreement, the Buyer agrees to purchase the Assets for the following aggregate consideration (the “Consideration”): (i) credit of all outstanding Indebtedness; (ii) the credit pursuant to Section 363(k) of the Code of all DIP Obligations (as defined in the Purchase Agreement) owing as of the Effective Time (as defined in the Purchase Agreement); (iii) cash in an amount equal to $2,500,000 minus the amount of all DIP Obligations owing as of the Effective Time; (iv) the assumption of the Assumed Obligations (as defined in the Purchase Agreement); and (v) payment of all Sales Taxes (as defined in the Purchase Agreement).  The Purchase Agreement also permits the Buyer, as a “qualified bidder,” to increase the amount of Consideration pursuant to the terms of the contemplated bid procedures.  The Buyer entered into the Purchase Agreement as the “stalking horse” bidder for the Assets.  As the stalking horse bidder, the Buyer’s offer to purchase the Assets, as set forth in the Purchase Agreement, would be the standard by which any other bids to purchase the Assets would be evaluated.  Other interested bidders who submit qualifying offers would be permitted to participate in the auction of the Assets.

Following its entry into the Purchase Agreement, the Company filed a motion with the Bankruptcy Court on August 10, 2012 seeking approval of the Purchase Agreement and the contemplated bid procedures and bid protections (the “Motion”).   On August 21, 2012, the Bankruptcy Court entered an order (the “Order”) approving, among other things, the Purchase Agreement and the bid procedures and bid protections relating to the sale of the Company’s Assets.  In addition, on August 21, 2012, the Bankruptcy Court entered an interim order authorizing the Company to obtain post-petition financing up to $250,000 to continue to operate its business and pursue a sale of its Assets.  Copies of the Motion, the Order and the Interim Order are attached hereto as Exhibits 99.1, 2.1 and 99.2, respectively, and are incorporated herein by reference.  As of August 21, 2012, there were 11,874,634 shares of the Company’s common stock outstanding.

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Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

2.1 99.1 99.2	Order dated August 21, 2012 of the Bankruptcy Court Motion dated August 10, 2012 of the Company and the Subsidiaries Interim Order dated August 21, 2012 of the Bankruptcy Court

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMETECH INTERNATIONAL, INC.

Dated: August 29, 2012	By:	/s/ Andrew Robinson
Andrew Robinson Senior Vice President & Chief Financial Officer

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